UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2024
Aurinia Pharmaceuticals Inc.
(Exact name of registrant as specified in its charter)

Alberta, Canada	001-36421	98-1231763
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

#140, 14315 -118 Avenue
Edmonton, Alberta
T5L 4S6
(250) 744-2487
(Address and telephone number of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Shares, without par value	AUPH	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Executive Vice President, Research and Development

As part of the restructuring that Aurinia Pharmaceuticals Inc. (Aurinia) announced on February 15, 2024, Aurinia plans to terminate its employment relationship with Dr. Volker Knappertz. Aurinia anticipates that it will provide Dr. Knappertz with a severance package substantially as set out in his employment agreement with Aurinia, dated July 11, 2022 (the Employment Agreement).

Pursuant to the Employment Agreement, provided Dr. Knappertz provides Aurinia with a general release of claims and waiver, he is entitled to receive severance pay equal to 12 months of his current base salary, accrued and unused vacation and performance bonus payout. In addition, if elected, Dr. Knappertz is entitled to medical, dental and vision benefits for up to 12 months covered by Aurinia.

The foregoing description of the Employment Agreement is qualified in its entirety by the text of the Employment Agreement for Dr. Knappertz, filed as Exhibit 10.18 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission on February 15, 2024 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 29, 2024

AURINIA PHARMACEUTICALS INC.

By:	/s/ Joseph Miller
Name:	Joseph Miller
Title:	Chief Financial Officer